EXHIBIT 4.1






                          INDEPENDENT AUDITORS' CONSENT
                          -----------------------------

     We have issued our report dated September 14, 2000 on the statement of financial condition and related portfolio of Ranson Unit Investment Trusts, Series 98 as of September 14, 2000 contained in the Registration Statement on Form S-6 and in the Prospectus. We consent to the use of our report in the Registration Statement and in the Prospectus and to the use of our name as it appears under the caption "Experts".




                                     ALLEN, GIBBS & HOULIK, L.C.

Wichita, Kansas
September 14, 2000